Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 15 U.S.C. SECTION 7241, AS
ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Robert P. Jornayvaz III, certify that:
1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Intrepid Potash, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 14, 2022	/s/ Robert P. Jornayvaz III
Robert P. Jornayvaz III Executive Chairman of the Board, and Chief Executive Officer